Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 21, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Campbell Soup Company, which appears in Campbell Soup Company’s Annual Report on Form 10-K for the year ended July 31, 2005.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 1, 2006